SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 19, 2013
(Date of Report (Date of Earliest Event Reported))

SKULLCANDY INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35240	56-2362196
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1441 West Ute Boulevard, Suite 250
Park City, Utah 84098
(Address of Principal Executive Offices)

(435) 940-1545
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 19, 2013, Skullcandy, Inc. (the “Company” or "Borrower"), entered into a Credit Agreement ("Line of Credit" or "Credit Facility") and Revolving Line of Credit Note ("Note") with Wells Fargo Bank, National Association ("Lender"), which provides a line of credit of up to $50,000,000. As a subfeature, the credit facility provides for letters of credit of up to $10,000,000. Proceeds from the Credit Facility will be used for general corporate purposes. The Credit Facility is secured with a first-priority lien against substantially all the assets of the Company.

The credit facility carries interest based on the 3-month LIBOR, resetting daily (floating), plus applicable margin. Applicable margin is determined by the Borrower’s (total liabilities / tangible net worth) quarterly as follows:

(a) < 0.25:1.00 Applicable Margin to be 1.30%;

(b) > 0.25:1.00 Applicable Margin to be 1.50%;

Borrower may from time to time during the term of the Note borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions of the Note. The outstanding principal balance of this Note shall be due and payable in full on August 19, 2018.

The credit facility requires the Company to be in compliance with specified affirmative financial covenants, including (a) total liabilities divided by tangible net worth not greater than 1.5 to 1.0 as of the last day of each fiscal quarter; (b) asset ratio not less than 1.35 to 1.00 as of the last day of each fiscal quarter; (c) net income attributable to Borrower, measured on a rolling 4-quarter basis for each fiscal quarter set forth in the table below, determined as of the last day of each such fiscal quarter, not less than the amount set forth opposite the relevant fiscal quarter:

Fiscal Quarter	Net income attributable to Borrower
The fiscal quarters ending March 31, 2014, June 30, 2014 and September 30, 2014	$2,500,000
The fiscal quarters ending December 31, 2014, March 31, 2015, June 30, 2015 and September 30, 2015	$5,000,000
The fiscal quarters ending December 31, 2015, March 31, 2016, June 30, 2016 and September 30, 2016	$7,500,000
The fiscal quarters ending December 31, 2016 and each fiscal quarter thereafter	$10,000,000

(d) net income attributable to Borrower, measured on a rolling 4-quarter basis for each fiscal quarter ending after the Closing Date and on or prior to December 31, 2013 in which an advance under the Line of Credit is made, determined as of the last day of each such fiscal quarter, not less than Zero Dollars ($0.00).

The credit facility includes negative covenants that Borrower shall not in any fiscal year (a) make fixed asset purchases greater than $12 million in aggregate; (b) incur operating lease expenses greater than $3 million in aggregate; and (c) create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except (1) the liabilities of Borrower and each of its Subsidiaries to Bank, (2) permitted investments, (3) uncapped permitted indebtedness, and (4) capped permitted indebtedness up to $2,000,000 in the aggregate outstanding at any one time. Additional covenants and other restrictions exist that limit the Company’s ability, among other things, to: undergo a merger or consolidation, sell certain assets, create liens, guarantee certain obligations of third parties, make certain investments or acquisitions, and declare dividends or make distributions.

In the event of noncompliance with these financial covenants and other defined events of default, the Lender is entitled to certain remedies, including acceleration of the repayment of the amounts outstanding on the credit facility.

A copy of the Credit Agreement and Revolving Line of Credit Note, the terms of which are incorporated herein by reference, is attached as Exhibit 10.1 and 10.2 to this report.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On August 19, 2013, Skullcandy, Inc. (the “Company”), entered into a Credit Agreement with Wells Fargo Bank, National Association, which provides a line of credit of up to $50 million as described in Item 1.01. The information in Item 1.01 is incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

10.1	Credit Agreement by and between Wells Fargo Bank, National Association, and Skullcandy, Inc., dated August 19, 2013.

10.2	Revolving Line of Credit Note by and between Wells Fargo Bank, National Association, and Skullcandy, Inc., dated August 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2013	SKULLCANDY, INC.

	By	/s/ KYLE WESCOAT
		Name:	Kyle Wescoat
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement by and between Wells Fargo Bank, National Association, and Skullcandy, Inc., dated August 19, 2013.

10.2	Revolving Line of Credit Note by and between Wells Fargo Bank, National Association, and Skullcandy, Inc., dated August 19, 2013.